UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.       )

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Lipella Pharmaceuticals Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 7800 Susquehanna St., Suite 505

Pittsburgh, PA

(412) 901-0315

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on November 21, 2023

The Notice of Annual Meeting, Proxy Statement

and Annual Report on Form 10-K are available at:

www.proxyvote.com

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 21, 2023

To the Stockholders of Lipella Pharmaceuticals Inc.:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Lipella Pharmaceuticals Inc. (the “Company”) will be held online on November 21, 2023 at 10:00am Eastern Time. The Annual Meeting will be a virtual stockholder meeting, conducted via live audio webcast, through which you can submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LIPO2023 and entering your 16-digit control number (included in the Notice Regarding the Availability of Proxy Materials, which is being mailed to stockholders of record on or about October 10, 2023 (the “Notice of Internet Availability”)).

The Annual Meeting is being held for the purposes of considering and voting on the following items:

1.	To elect seven (7) members of the Company’s board of directors (the “Board”), each to serve until the next annual meeting of the Company’s stockholders and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal (“Proposal No. 1”);

2.	To consider and vote on a proposal to amend the Company’s 2020 Stock Incentive Plan (the “2020 Plan”) to increase the number of shares of Common Stock, par value $0.0001 per share (the “Common Stock”), authorized for issuance thereunder by 1,000,000, from 1,400,000 shares to 2,400,000 shares (“Proposal No. 2”);

3.	To consider and vote on a proposal to ratify the Board’s selection of Urish Popeck & Co., LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2023 (“Proposal No. 3”); and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the proxy statement (the “Proxy Statement”) that is attached and made a part of this notice of Annual Meeting. Only stockholders of record of the Common Stock at the close of business on September 27, 2023 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

The Board of Directors recommends that you vote “FOR” each director nominee and “FOR” each of Proposals No. 2, and No. 3.

Only stockholders of record at the close of business (5:00 p.m. Eastern Time) on September 27, 2023 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.

Instructions regarding each method of voting are provided in the Notice of Internet Availability and stockholders can access such proxy materials and vote at www.proxyvote.com. If you desire to submit your vote by mail, you may request a paper proxy card at no charge at any time from (i) www.proxyvote.com, (ii) call 1-800-579-1639 or (iii) send an email to sendmaterial@proxyvote.com on or before November 7, 2023. If you desire to submit your vote via internet or telephone, follow the instructions at www.proxyvote.com and use the stockholder identification number provided in the Notice of Internet Availability.

If you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to vote your shares at the Annual Meeting, except as otherwise discussed in the Proxy Statement.

If you have any questions regarding the Proxy Statement, please call the toll-free number 1-800-579-1639.

All stockholders are cordially invited to attend the virtual Annual Meeting.

Pittsburgh, Pennsylvania	By Order of the Board of Directors,

October 10, 2023	/s/ Jonathan Kaufman
Jonathan Kaufman
President, Chief Executive Officer and Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on November 21, 2023: This notice of Annual Meeting and the Proxy Statement are available at www.proxyvote.com.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

In this proxy statement (“Proxy Statement”), Lipella Pharmaceuticals Inc., a Delaware corporation, is referred to as “Lipella,” the “Company,” “we,” “us” and “our.”

Information Concerning the Proxy Materials and the Annual Meeting

Proxies in the form enclosed with this Proxy Statement are being solicited by our board of directors (the “Board”) for use at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held online on November 21, 2023 at 10:00am Eastern Time. Your vote is very important. For this reason, the Board is requesting that you permit your shares of common stock, par value $0.0001 per share (the “Common Stock”), to be represented at the Annual Meeting by the proxies named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

The Notice of Internet Availability will be first mailed to stockholders on or about October 10, 2023. Voting materials, which include this Proxy Statement and the enclosed proxy card, are available at www.proxyvote.com.

Only stockholders of record of our shares of Common Stock as of the close of business on September 27, 2023 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 5,803,956 shares of Common Stock were issued and outstanding. Stockholders may vote and submit proxy via the internet, by phone, or by signing, dating and returning a proxy card; however, granting a proxy does not in any way affect a stockholder’s right to attend the Annual Meeting and vote. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation via internet at any time before the original proxy is exercised or (ii) attending the Annual Meeting via internet and voting.

Dr. Jonathan Kaufman is named as attorney-in-fact in the proxy. Dr. Kaufman is our President and Chief Executive Officer and will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting, as described below under “Voting Procedures and Vote Required.” Where a vote has been specified in the proxy with respect to the matters identified in the Notice of Internet Availability, the shares represented by the proxy will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted as recommended by the Board on all matters and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the Annual Meeting.

The stockholders will consider and vote upon (i) a proposal to elect seven (7) members of the Board, each to serve until the Company’s 2024 Annual Meeting of Stockholders and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal (“Proposal No. 1”); (ii) a proposal to amend the Company’s 2020 Stock Incentive Plan (the “2020 Plan”) to increase the number of shares of Common Stock issuable under the 2020 Plan (“Proposal No. 2”) by 1,000,000 shares of Common Stock; and (iii) a proposal to ratify the Board’s selection of Urish Popeck & Co., LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2023 (“Proposal No. 3”). Stockholders also will consider and act upon such other business as may properly come before the Annual Meeting.

Voting Procedures and Vote Required

Dr. Kaufman will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting. The presence, via internet or by proxy, of at least one-third (1/3) of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies which contain withhold votes or abstention votes, as well as “broker non-vote” shares (described below), are counted as present for purposes of determining the presence of a quorum for the Annual Meeting.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies.

Vote Required for Election of Directors (Proposal No. 1).  Our second amended and restated certificate of incorporation, as amended (our “Certificate of Incorporation”), does not authorize cumulative voting. Delaware law and our second amended and restated by-laws (our “Bylaws”) provide that our directors are to be elected by a plurality of the votes cast by holders of the shares of Common Stock present and entitled to vote generally on the election of directors. This means that the seven (7) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Vote Required for the Amendment of the 2020 Plan (Proposal No. 2).  Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, Bylaws or applicable Delaware law), the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present and entitled to vote on the matter will be required for approval. Accordingly, the affirmative vote of a majority of the shares of Common Stock cast and entitled to vote will be required to adopt the amendment to the 2020 Plan to increase the number of shares of Common Stock authorized for issuance under the 2020 Plan by 1,000,000 shares.

Vote Required for Ratification of Independent Registered Public Accountants (Proposal No. 3).  Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, Bylaws or applicable Delaware law), the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present and entitled to vote on the matter will be required for approval. Accordingly, the affirmative vote of a majority of the shares of Common Stock cast and entitled to vote will be required to ratify the Board’s selection of Urish Popeck & Co., LLC as our independent registered public accountants for the fiscal year ending December 31, 2023.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals. Broker non-votes are not counted in tabulating the voting result for any particular proposal where the voting standard calls for the approval of “a plurality of the votes cast” and such shares that constitute broker non-votes are not considered entitled to vote; broker non-votes are also not counted in tabulating the voting result for any particular proposal where the voting standard calls for the approval of “a majority of the votes cast by holders of shares of Common Stock and entitled to vote on the matter”. However, such shares that constitute broker non-votes are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum.

The votes on Proposal No. 1 and Proposal No. 2 are considered “non-routine,” and the vote on Proposal No. 3 is considered “routine.”

Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum but are not counted where the voting standard for such approval calls for the approval of “a majority of the votes cast by holders of shares of Common Stock and entitled to vote on the matter,” which is the voting standard for Proposal No. 2 and Proposal No. 3.

Votes at the Annual Meeting will be tabulated by one or more inspectors of election appointed by the Chief Executive Officer.

Stockholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the Annual Meeting.

Delivery of Documents to Stockholders Sharing an Address

The Company is required to provide an annual report and proxy statement or notice of availability of these materials to all stockholders of record. If you have more than one account in your name or at the same address as other stockholders, the Company or your broker may discontinue mailings of multiple copies. If you are voting by Internet and you wish to receive multiple copies, you may notify us at the address and phone number at the end of the following paragraph if you are a stockholder of record or notify your broker if you hold through a broker.

Once you have received notice from your broker or us that they or we will discontinue sending multiple copies to the same address, you will receive only one copy until you are notified otherwise or until you revoke your consent. If you received only one copy of this proxy statement and the annual report or notice of availability of these materials and wish to receive a separate copy for each stockholder at your household, or if, at any time, you wish to resume receiving separate proxy statements or annual reports or notices of availability, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Lipella Pharmaceuticals Inc., c/o Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling Broadridge at 1-800-579-1639, and we will promptly deliver additional materials as requested.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our capital stock as of September 30, 2023 by (a) each person, or group of affiliated persons, who is known to us to own beneficially 5% or more of our outstanding voting securities; (b) each of our directors; (c) each of our named executive officers; and (d) all of our named executive officers and directors as a group. Except as otherwise indicated in the footnotes below, we believe, based on the information provided to us, that all persons listed below have sole voting power and investment power with respect to their shares of Common Stock or other equity securities that they beneficially own, subject to community property laws where applicable.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock or other equity securities of the Company that such person has the right to acquire within sixty (60) days of September 30, 2023. For purposes of computing the percentage of outstanding shares of our Common Stock or other equity securities of the Company held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of September 30, 2023 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares of Common Stock or other equity securities of the Company listed as beneficially owned does not constitute an admission of beneficial ownership.

On December 19, 2022, the Company effected a 2.5-for-1 reverse stock split of its outstanding Common Stock (the “Stock Split”). All share amounts in this Proxy Statement have been retroactively adjusted to reflect the Stock Split.

Shares Beneficially Owned

Name of and Address of Beneficial Owner(1)(2):	Shares of Common Stock Beneficially Owned (3)	Percentage of Common Stock Beneficially Owned(3)
Directors and executive officers
Jonathan Kaufman (4)	1,321,776	20.53%
Michael Chancellor (5)	1,365,564	21.21%
Douglas Johnston (6)	50,000	*
Lori Birder	—	—
Daniel Cohen (7)	25,000	*
Byong (Christopher) Kim (8)	35,000	*
Ryan Pruchnic (9)	35,000	*
Naoki Yoshimura (10)	39,000	*
All executive officers and directors as a group (8 persons)	2,871,340	39. 58%

5% or greater stockholders:
Leaf Huang (11)	555,557	9.57%
Michele Gruber (12)	358,333	5.81%

* Less than 1%

(1)	Except as otherwise indicated, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Unless specified otherwise, the address of each of our directors and executive officers is c/o Lipella Pharmaceuticals Inc., 7800 Susquehanna St., Suite 505, Pittsburgh, Pennsylvania.

(3)	Based on 5,803,945 shares of Common Stock issued and outstanding as of September 30, 2023.

(4)	Number of shares of Common Stock beneficially owned consists of (i) 688,943 shares of Common Stock and (ii) 632,833 shares of Common Stock issuable upon the exercise of stock options held by Dr. Kaufman. Such number of shares beneficially owned does not include 86,667 shares of Common Stock issuable upon the exercise of stock options held by Dr. Kaufman, which will not vest within 60 days from the date of this Proxy Statement. Such stock options held by Dr. Kaufman are exercisable for shares of Common Stock at prices ranging from $1.25 to $5.00 per share.

(5)	Number of shares of Common Stock beneficially owned consists of (i) 732,731 shares of Common Stock and (ii) 632,833 shares of Common Stock issuable upon the exercise of stock options held by Dr. Chancellor. Such number of shares beneficially owned does not include 86,667 shares of Common Stock issuable upon the exercise of stock options held by Dr. Chancellor, which will not vest within 60 days from the date of this Proxy Statement. Such stock options held by Dr. Chancellor are exercisable for shares of Common Stock at prices ranging from $1.25 to $5.00 per share.

(6)	Number of shares of Common Stock beneficially owned consists of 50,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Johnston, which are exercisable for shares of Common Stock at a price of $2.19 per share.

(7)	Number of shares of Common Stock beneficially owned consists of 25,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Cohen, which are exercisable for shares of Common Stock at a price of $2.19 per share.

(8)	Number of shares of Common Stock beneficially owned consists of 35,000 shares of Common Stock issuable upon the exercise of stock options held by Dr. Kim, which are exercisable for shares of Common Stock at a price of $5.00 per share.

(9)	Number of shares of Common Stock beneficially owned consists of 35,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Pruchnic, which are exercisable for shares of Common Stock at a price of $5.00 per share.

(10)	Number of shares of Common Stock beneficially owned consists of 39,000 shares of Common Stock issuable upon the exercise of stock options held by Dr. Yoshimura, which are exercisable for shares of Common Stock at prices ranging from $1.25 to $5.00 per share.

(11)	Number of shares of Common Stock beneficially owned is based solely on a Statement on Schedule 13G filed by Leaf Huang with the SEC on February 9, 2023 (the “Huang Schedule 13G”). Based on the information provided in the Huang Schedule 13G, Mr. Huang’s address is c/o Eshelman School of Pharmacy, University of North Carolina at Chapel Hill, 301 Pharmacy Lane, Chapel Hill, North Carolina 27599.

(12)	Number of shares of Common Stock beneficially owned is based solely on a Statement on Schedule 13G filed by Michele Gruber with the SEC on March 29, 2023 and the Company’s subsequent issuance to Mrs. Gruber of 5,000 fully vested stock options in June 2023. Such number of shares beneficially owned does not include 6,667 shares of Common Stock issuable upon the exercise of stock options held by Mrs. Gruber, which will not vest within 60 days from the date of this Proxy Statement. Such stock options held by Mrs. Gruber are exercisable for shares of Common Stock at prices ranging from $1.25 to $5.00 per share.

ELECTION OF DIRECTORS

(Proposal No. 1)

The following individuals have been nominated as members of the Board, each to serve until the Company’s 2024 Annual Meeting of Stockholders, until each of their respective successors are elected and qualified, or until each of their earlier resignation or removal. Pursuant to Delaware law and our Bylaws, directors are to be elected by a plurality of the votes of the shares cast by holders present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the seven (7) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Proxies cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees.

Following is information about each nominee, including biographical data for at least the last five (5) years, presented as of September 30, 2023. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Name of Director	Age	Director Since
Jonathan Kaufman	57	2005
Michael Chancellor	66	2008
Lori Birder	63	2023
Daniel Cohen	59	2023
Byong (Christopher) Kim	53	2022
Ryan Pruchnic	49	2021
Naoki Yoshimura	66	2021

Jonathan Kaufman, PhD, MBA, President, Chief Executive Officer, Secretary, Treasurer and Chairman of the Board of Directors

Jonathan Kaufman, PhD, MBA, has served as a director and as our Chief Executive Officer, President, Secretary and Treasurer since the Company’s inception in 2005. From 2016 to 2019, Dr. Kaufman was a managing director and registered representative of Pickwick Capital Partners, LLC, a growth equity firm, and from 2015 to 2018 he consulted for multiple biotechnology companies, including Menogenix Inc., and Frequency Therapeutics Inc. (Nasdaq: FREQ). Previously, Dr. Kaufman served as chief financial officer of Semprus Biosciences Corp. (acquired by Teleflex Incorporated (NYSE: TFX)), chief science officer at LaunchCyte LLC, a company that creates, seeds and harvests life science innovations from top U.S. academic institutions (“LaunchCyte”), fellow in the department of radiation at the Hospital of the University of Pennsylvania, consultant to GlaxoSmithKline plc. (NYSE: GSK). Also, Dr. Kaufman served on the new technology committee during his employment at Merck & Co., Inc. (NYSE: MRK). Dr. Kaufman is the co-founder of Knopp Biosciences LLC, a privately held drug discovery and development company, and until March 2022 had served on the board of directors of Reaction Biology Corporation, a pre-clinical contract research organization that provides a full suite of preclinical drug discovery services. Dr. Kaufman received an MBA from the Wharton School, a PhD from the University of Pennsylvania School of Medicine, an MS from Brown University, and a BS from Carnegie Mellon University. We believe that Dr. Kaufman is qualified to serve on the Board due to his understanding of our businesses, operations and strategies as our current Chief Executive Officer and his extensive business experience and knowledge in the life science industry.

Michael Chancellor, MD, Chief Medical Officer and Director

Michael Chancellor, MD, has served as a director and as our Chief Medical Officer since 2008 and has been a consultant to the Company since 2005. Since 2008, Dr. Chancellor has served as a professor and research director at the William Beaumont School of Medicine. He is co-founder of Cook Myosite Incorporated, company that develops and commercializes technology related to the collection, selection, and expansion of human skeletal muscle cells for the treatment of various disorders and a wholly owned subsidiary of Cook Medical Incorporated, a medical device company. Dr. Chancellor has been principal investigator in more than 75 clinical trials has authored hundreds of publications regarding the treatment of urinary bladder dysfunction, has received more than 90 awards in connection with his work with urinary bladder dysfunction, and is generally considered an international key opinion leader in the industry. Dr. Chancellor is a board-certified urologist, previously holding the positions of instructor at the College of Physicians and Surgeons Columbia University, associate professor at Jefferson Medical College, and professor at University of Pittsburgh School of Medicine. He received an MD from the Medical College of Wisconsin and completed his urology residency at the University of Michigan and his neurourology and female urology fellowship at Columbia University. We believe that Dr. Chancellor is qualified to serve on the Board due to his understanding of our businesses, operations and strategies as our current Chief Medical Officer, his extensive business experience as an executive in the pharmaceutical industry, and his depth of knowledge and substantial experience as a research scientist.

Lori Birder, PhD, Director

Lori A. Birder, PhD, has served as a director of the Company since June 2023. Since 2001, Dr. Birder has been a tenured Professor of Medicine and Pharmacology and Chemical Biology at the University of Pittsburgh School of Medicine. Dr. Birder’s research has been durably funded by the NIH, including an NIH MERIT award, and focusses on understanding mechanisms underlying lower urinary tract dysfunction with chronic stress, pain and aging. Dr. Birder has published more than 200 peer-reviewed articles, book chapters and reviews. She has organized and chaired a number of symposia and workshops involving chronic visceral pain and aging, is a member of several scientific and editorial boards and scientific societies (e.g., International Continence Society-ICS, International Neurourology Society-INUS, International Society for the Study of Bladder Pain Syndrome-ESSIC and the Society of Urodynamics, Female Pelvic Medicine & Urogenital Reconstruction-SUFU) and serves as an ICS Board of Trustee member and the Founding Editor-in-Chief for the open access International Continence Society (ICS) journal ‘Continence’. We believe that Dr. Birder is qualified to serve on our board of directors due to her experience in the field of genitourinary research and her deep knowledge of the pharmaceutical industry.

Daniel Cohen, MBA, Director

Daniel Cohen, MBA, has served as a director of the Company since March 21, 2023. Since 2018, Mr. Cohen has served as managing member and founder at Brightdrum LLC, a management consulting firm that works to accelerate growth of technology ventures. From 2021 to 2023, Mr. Cohen also served as an executive at Mojo Vision, a technology company, where he led healthcare product strategy and medical device product management. As a serial entrepreneur, Mr. Cohen founded and served as CEO of five startups with exits, including Personity, a mobile infrastructure software company, acquired by Openwave Systems (now Enea, STO: ENEA), and USConnect, an enterprise software company, acquired by IKON (now Canon, NYSE: CAJ). Mr. Cohen has also held executive leadership roles in product management, strategic partnerships, and business operations in companies including Google (now Alphabet, Nasdaq: GOOG) and Yahoo. Mr. Cohen has worked across multiple technology sectors including health tech, IoT, consumer web, and enterprise SaaS. Mr. Cohen is co-author of eight patents including innovations in ophthalmic medical devices, mobile communications, user interfaces, security, presence, messaging, and peer-to-peer networks. Mr. Cohen holds a dual BS degree in electrical engineering and computer engineering from Carnegie Mellon University, and an MBA from the Wharton School of the University of Pennsylvania. We believe that Mr. Cohen is qualified to serve on the Board because of his extensive experience in operating and advising diverse technology companies and commercializing innovation.

Byong (Christopher) Kim, PhD, Director

Byong (Christopher) Kim, PhD, has served as a director of the Company since March 2022 and is a venture capitalist with a focus on drug discovery. Since 2015, Dr. Kim has served as managing director at Novatio Ventures, which invests in seed- to early-stage life sciences companies originating from the U.S., Canada and Korea. He has also served as a member of the selection committee for BaseLaunch since July 2020, an accelerator firm located in Basel, Switzerland which has supported ventures that have since raised over $390M since its founding in 2018. Additionally, since 2016, Dr. Kim has served as an executive vice president and board member of Bridge Biotherapeutics, Inc., a clinical stage biotech company that went public on the Korean stock exchange KOSDAQ in December 2019. Mr. Kim holds a B.S. in Biology from the University of California at Irvine, a PhD in Developmental Biology from the University of Texas at MD Anderson, and an MBA from Carnegie Mellon University. We believe that Dr. Kim is qualified to serve on the Board because of his experience evaluating and financing early-stage biotechnology companies.

Ryan Pruchnic, MBA, Director

Ryan Pruchnic, MBA, has served as a director of the Company since September 2021. Mr. Pruchnic has been employed by Cook Myosite since 2001, and currently serves as managing vice president at Cook MyoSite. Mr. Pruchnic received a bachelor’s degree in biology and a master’s degree in exercise physiology from the University of Pittsburgh and an MBA from the Joseph M. Katz Graduate School of Business at the University of Pittsburgh. While working as a research scientist investigating the experimental uses of skeletal muscle-derived cells for urinary tract tissue augmentation, Mr. Pruchnic was part of the original team that custom-built the cell isolation and manufacturing technology for use in human clinical trials. Mr. Pruchnic has authored and co-authored numerous peer-reviewed scientific journal articles and book chapters relating to gene and cell therapy research for musculoskeletal disorders. Currently, Mr. Pruchnic oversees the day-to-day operations and the manufacturing, quality testing and releasing of the cellular product for human use in clinical investigations at Cook MyoSite, including leading the regulatory and clinical initiatives. We believe that Mr. Pruchnic is qualified to serve on the Board due to his experience building a substantial global research initiative in applied regenerative medicine.

Naoki Yoshimura, MD, PhD, Director

Naoki Yoshimura, MD, PhD, has served as a director of the Company since September 2021. Dr. Yoshimura is a professor and the endowed chair of neurological research in the department of urology at the University of Pittsburgh School of Medicine, where he has been employed since 1996. Dr. Yoshimura also serves on the appeals committee of the University of Pittsburgh School of Medicine. Dr. Yoshimura’s research interests include understanding the mechanism inducing hyperexcitability of visceral afferent pathways innevating the lower urinary tract in relation with pathophysiological conditions such as spinal cord injury, peripheral nerve injury, inflammation, and diabetes mellitus, and identifying the role of neurotrophic factors in controlling the activity of visceral afferent neurons. Since 2006, Dr. Yoshimura has served on the board of directors of the Comfortable Urology Network, a non-profit organization. In addition, Dr. Yoshimura has served as a research officer for and on the board of directors of the International Neuro-Urology Society since its establishment in 2016. Dr. Yoshimura is a published author of more than 300 articles, abstracts, and book chapters, teaches several courses at the University of Pittsburgh School of Medicine, and mentors a number of students, residents, and research fellows each year. Dr. Yoshimura is also principal investigator on several sponsored research projects and holds a number of patents in his field. Dr. Yoshimura serves as a member of the editorial board for the Journal of the Japanese Continence Society and the International Journal of Urology. We believe that Dr. Yoshimura is qualified to serve on the Board due to his extensive experience in urinary bladder research and related consulting experience with the pharmaceutical industry.

Vote Required and Recommendation

Our Certificate of Incorporation does not authorize cumulative voting. Delaware law and our Bylaws provide that directors are to be elected by a plurality of the votes of the shares of Common Stock cast on the election of directors. This means that the seven (7) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Votes withheld will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast for any particular nominee. Broker non-votes are not entitled to vote on Proposal No. 1, and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum but will not be counted for purposes of determining votes cash for any particular nominee.

At the Annual Meeting a vote will be taken on a proposal to approve the election of the seven (7) director nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ELECTION OF THE SEVEN (7) DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Board of Directors

The Board oversees our business affairs and monitors the performance of our management. In accordance with our corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives, and by reading the reports and other materials sent to them and by participating in Board and committee meetings. Our directors hold office until our next Annual Meeting and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal, or if for some other reason they are unable to serve in the capacity of director.

Director Independence

The Board consists of seven (7) members. The number of directors is fixed from time to time by the Board, subject to the terms of our Certificate of Incorporation and our Bylaws. Each of our current directors will continue to serve as a director until the election and qualification of his or her successor, or until his or her earlier death, disqualification, resignation, or removal.

As our Common Stock is listed on Nasdaq Capital Market (“Nasdaq”), our determination of the independence of directors is made using the definition of “independent director” contained in Nasdaq Rule 5605(a)(2). As of October 5, 2023, the Board has affirmatively determined that Drs. Kim, Birder and Yoshimura and Messrs. Cohen and Pruchnic are “independent directors,” as that term is defined in the rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq Rules”). Under the Nasdaq Rules, the Board must be composed of a majority of “independent directors.” Additionally, subject to certain limited exceptions, the Board’s audit, compensation, and nominating and corporate governance committees also must be composed of all independent directors.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered to be independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his capacity as a member of our audit committee, the Board, or any other committee of the Board: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

The Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that the following members of our Board have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director: Dr. Kaufman and Dr. Chancellor, and that, other than such directors, each of our directors is “independent” as that term is defined under the listing requirements and rules of Nasdaq. In making this determination, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our Common Stock by each non-employee director.

Board Composition and Diversity

The following table sets forth certain diversity statistics as self-reported by the current members of the Board. Each of the categories listed in the below table has the meaning as it is used in the Nasdaq Rules.

Board Diversity Matrix for Lipella Pharmaceuticals Inc. (As of September 30, 2023)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclosure Gender
Part I: Gender Identity
Directors	1	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	2	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Board Meetings and Attendance

During the 2022 fiscal year, the Board conducted all matters by a unanimous written consent and did not have any board meetings.

Annual Meeting Attendance

The Company did not hold an annual meeting of its stockholders in the 2022 fiscal year.

Stockholder Communications with the Board

Stockholders wishing to communicate with the Board, the non-management directors, or with an individual Board member may do so by writing to the Board, to the non-management directors, or to the particular Board member, and mailing the correspondence to: info@lipella.com. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

Board Committees

The Board has established the following standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. Each standing committee has the composition and the responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by the Board. Each committee operates under a charter approved by the Board. Copies of each committee’s charter are posted on the investor relations section of our website at www.lipella.com.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Drs. Yoshimura and Kim and Mr. Pruchnic. Dr. Yoshimura serves as the chairperson of our nominating and corporate governance committee. The composition of our nominating and corporate governance committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Our nominating and corporate governance committee oversees and assists the Board in reviewing and recommending nominees for election as directors and is responsible for, among other things:

●	identifying, considering and recommending candidates for membership on the Board;

●	developing and maintaining corporate governance policies applicable to us;

●	overseeing the process of evaluating the performance of the Board; and

●	advising the Board on other corporate governance matters.

Our nominating and corporate governance committee operates under a written charter which satisfies the applicable rules of the SEC and the listing standards of Nasdaq.

Audit Committee

The members of our audit committee are Messrs. Cohen and Pruchnic and Dr. Birder. Mr. Pruchnic serves as the chairperson of our audit committee. Dr. Birder and Messrs. Cohen and Pruchnic each meet the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Each member of our audit committee is financially literate. In addition, the Board has determined that Mr. Pruchnic is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not impose any duties, obligations or liabilities that are greater than are generally imposed on members of our audit committee and the Board. Our audit committee oversees our corporate accounting and financial reporting process, assists the Board in monitoring our financial systems and is responsible for, among other things:

●	our accounting and financial reporting processes and internal controls, including our financial statement audits and the integrity of our financial statements;

●	our compliance with applicable laws (including U.S. federal securities laws and other legal and regulatory requirements);

●	our design, implementation and performance of the Company’s internal control function;

●	our policies with respect to risk assessment and risk management pertaining to the financial, accounting and tax matters of the Company;

●	reviewing and approving related person transactions;

●	selecting and hiring our registered independent public accounting firm;

●	the qualifications, independence and performance of our independent auditors; and

●	the preparation of the audit committee report to be included in our annual proxy statements.

Our audit committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq.

Compensation Committee

The members of the Compensation Committee are Drs. Birder, Kim and Yoshimura. Dr. Kim serves as the chairperson of the Compensation Committee. The composition of the Compensation Committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Each member of such committee is: (i) an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee oversees our compensation policies, plans and benefits programs and is responsible for, among other things:

●	evaluating, recommending, approving and reviewing executive officer and director compensation arrangements, plans, policies and programs;

●	overseeing the Company’s compensation policies, plans and benefit programs, and being responsible for the Company’s overall compensation philosophy;

●	administering our cash-based and equity-based compensation plans; and

●	making recommendations to the Board regarding any other board of director responsibilities relating to executive compensation.

The Compensation Committee operates under a written charter which satisfies the applicable rules of the SEC and the listing standards of Nasdaq.

Family Relationships

There are no family relationships between any of the officers or directors of the Company.

Involvement in Certain Legal Proceedings

None.

Leadership Structure of the Board

The Board does not currently have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. Jonathan Kaufman serves as Chief Executive Officer of the Company and as Chairman of the Board. The Company does not have a lead independent director.

Risk Oversight

One of the key functions of the Board is informed oversight of our risk management process. The Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has to take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. The Compensation Committee also assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Director Nomination Procedures

Since our initial public offering, there have been no material changes to the procedures by which security holders may recommend nominees to our Board.

Insider Trading Arrangements and Policies

We have a written insider trading policy that applies to our directors, officers, employees and contractors, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We intend to disclose future amendments to such policy, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions or our directors on our website identified above or in a current report on Form 8-K that we would file with the SEC.

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our Common Stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with the terms of our insider trading policy. Prior to 180 days after the date of the pricing of our initial public offering of the Company, subject to early termination, the sale of any shares under such plans would be prohibited by the lock-up agreement that the director or officer has entered into with the underwriters.

DIRECTOR COMPENSATION

There was no compensation earned by non-employee directors during the year ended December 31, 2022.

We have not implemented a formal policy with respect to compensation payable to our non-employee directors. From time to time, we have granted equity awards to attract individuals to join the Board and for their continued service thereon. We did not pay any compensation to any of our non-employee directors in 2022. We plan to reimburse our directors for expenses associated with attending meetings of the Board and its committees. The Board is still in the process of considering the non-employee director compensation policy.

EXECUTIVE OFFICER COMPENSATION

Our named executive officers for the fiscal year ended December 31, 2022, which consist of our principal executive officer and the next two most highly compensated executive officers, are:

●	Jonathan Kaufman, our Chief Executive Officer;

●	Michael Chancellor, our Chief Medical Officer; and

●	Douglas Johnston, our Chief Financial Officer.

Summary Compensation Table for Fiscal Years 2022 and 2021

The following table sets forth all plan and non-plan compensation for the last two completed fiscal years paid to all individuals who served as the Company’s principal executive officer or acted in a similar capacity and the Company’s two other most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year, as required by Item 402(m)(2) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”). We refer to all of these individuals collectively as our “Named Executive Officers.”

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards (1)			Non-Equity Incentive Plan Compensation	Nonqualified deferred compensation earnings	All Other Compensation	Total
Jonathan Kaufman,	2022	$183,300	—	$—		$—		—	—	—	$183,300
Chief Executive Officer	2021	$183,300	—	$—		$730,500	(2)	—	—	—	$913,800
Michael Chancellor,	2022	$175,000	—	$—	$			—	—	—	$175,000
Chief Medical Officer	2021	$101,267	—	$—		$730,500	(3)	—	—	—	$831,767
Douglas Johnston,	2022	$67,500	—	$—		—		—	—	—	$67,500
Chief Financial Officer	2021	$12,000	—	$—		—		—	—	—	$12,000

(1)	Amounts reflect the aggregate grant date fair value of the stock options granted to each Named Executive Officer during the fiscal year ended December 31, 2021, as computed in accordance with Financial Accounting Standards Board ASC 718.

(2)	During the fiscal year ended December 31, 2021, the Company granted Dr. Kaufman stock options exercisable for up to an aggregate of 260,000 shares of Common Stock, of which (i) stock options exercisable for up to 100,000 shares of Common Stock have a grant date fair value of $2.825 per share (which stock options were granted in order to replace expired stock options previously held by Dr. Kaufman) and (ii) stock options exercisable for up to 160,000 shares of Common Stock have a grant date fair value of $2.80 per share.

(3)	During the fiscal year ended December 31, 2021, the Company granted Dr. Chancellor stock options exercisable for up to an aggregate of 260,000 shares of Common Stock, of which (i) stock options exercisable for up to 100,000 shares of Common Stock have a grant date fair value of $2.825 per share (which stock options were granted in order to replace expired stock options previously held by Dr. Chancellor) and (ii) stock options exercisable for up to 160,000 shares of Common Stock have a grant date fair value of $2.80 per share.

Employment Agreements

Jonathan Kaufman

On July 17, 2020, Dr. Kaufman and the Company entered into an employment agreement appointing Dr. Kaufman as Chief Executive Officer of the Company (the “Kaufman Agreement”). The Kaufman Agreement establishes an employment term of two years beginning on July 17, 2020, which term will be automatically extended for successive one-year periods unless either party notifies the other party of its intention not to renew upon at least 90 days’ written notice prior to the applicable renewal date. The Kaufman Agreement provides Dr. Kaufman with an annual base salary of $183,300. In addition, Dr. Kaufman may be entitled to receive equity awards under the Company’s stock incentive plans, as well as reimbursement of business expenses and bonus compensation, at the discretion of the Board, depending upon relevant factors, including but not limited to fundraising success, continued ongoing grant revenue, successful progress in the clinic and the Company’s financial position. The Kaufman Agreement also provides that Dr. Kaufman will participate in employee benefits plans, practices and programs maintained by the Company.

Pursuant to the Kaufman Agreement, either party may terminate such agreement for any reason upon 90 days’ advance written notice. In the event that Dr. Kaufman is terminated by the Company for Cause or by Dr. Kaufman Without Good Reason (as such terms are defined in the Kaufman Agreement), Dr. Kaufman is entitled to any accrued but unpaid base salary, employee benefits and reimbursement of unreimbursed expenses incurred until the date of termination. In the event that Dr. Kaufman is terminated by the Company for Without Cause or by Dr. Kaufman for Good Reason (as such terms are defined in the Kaufman Agreement), Dr. Kaufman is entitled to his base salary for six months following such date of termination and all unvested stock options held by Dr. Kaufman under the Company’s stock incentive plans will immediately vest. Additionally, in the event of termination without Cause by the Company or for Good Reason by Dr. Kaufman within 12 months of a Change in Control (as defined in the Kaufman Agreement), Dr. Kaufman is entitled to a receive a lump sum payment of two times the annual base salary within 60 days following such termination and reimbursement for certain health insurance premium payments.

On August 4, 2023, Dr. Kaufman and the Company entered into an amendment to the Kaufman Agreement, which increased Dr. Kaufman’s annual base salary to $233,300.

Michael Chancellor

On July 17, 2020, Dr. Chancellor and the Company entered into an employment agreement appointing Dr. Chancellor as Chief Medical Officer of the Company (the “Chancellor Agreement”). The Chancellor Agreement establishes an employment term of two years beginning on July 17, 2020, which term will be automatically extended for successive one-year periods unless either party notifies the other party of its intention not to renew upon at least 90 days’ written notice prior to the applicable renewal date. The Chancellor Agreement provides that Dr. Chancellor was initially to be paid an annual base salary of $45,650, provided that if the Company achieves adequate financial liquidity and net working capital in connection with a subsequent private offering, such salary may be increased up to a maximum of $175,000. As of the year ended December 31, 2022, this amount was covered by federal grant revenue. In addition, Dr. Chancellor may be entitled to receive equity awards under the Company’s stock incentive plans, as well as reimbursement of business expenses and bonus compensation at the discretion of the Board. The Chancellor Agreement also provides that Dr. Chancellor will participate in employee benefits plans, practices and programs maintained by the Company.

Pursuant to the Chancellor Agreement, either party may terminate such agreement for any reason upon 90 days’ advance written notice. In the event that Dr. Chancellor is terminated by the Company for Cause or by Dr. Chancellor Without Good Reason (as such terms are defined in the Chancellor Agreement), Dr. Chancellor is entitled to any accrued but unpaid base salary, employee benefits and reimbursement of unreimbursed expenses incurred until the date of termination. In the event that Dr. Chancellor is terminated by the Company for Without Cause or by Dr. Chancellor for Good Reason (as such terms are defined in the Chancellor Agreement), Dr. Chancellor is entitled to his base salary for six months following such date of termination and all unvested stock options held by Dr. Chancellor under the Company’s stock incentive plans will immediately vest. Additionally, in the event of termination without Cause by the Company or for Good Reason by Dr. Chancellor within 12 months of a Change in Control (as defined in the Chancellor Agreement), Dr. Chancellor is entitled to a receive a lump sum payment of two times the annual base salary within 60 days following such termination and reimbursement for certain health insurance premium payments.

On August 4, 2023, Dr. Chancellor and the Company entered into an amendment to the Chancellor Agreement, which increased Dr. Chancellor’s annual base salary to $225,000.

Douglas Johnston

Effective November 1, 2022, Mr. Johnston and the Company entered into an employment agreement appointing Mr. Johnston as Chief Financial Officer of the Company (the “Johnston Agreement”). The Johnston Agreement establishes an employment term of two years beginning on November 1, 2022, which term will be automatically extended for successive one-year periods unless either party notifies the other party of its intention not to renew upon at least 90 days’ written notice prior to the applicable renewal date. The Johnston Agreement provides that Mr. Johnston will be paid an annual base salary of $165,000. In addition, Mr. Johnston may be entitled to receive equity awards under the Company’s stock incentive plans, as well as reimbursement of business expenses and bonus compensation at the discretion of the Board. The Johnston Agreement also provides that Mr. Johnston will participate in employee benefits plans, practices and programs maintained by the Company.

Pursuant to the Johnston Agreement, either party may terminate such agreement for any reason upon 90 days’ advance written notice. In the event that Mr. Johnston is terminated by the Company for Cause or by Mr. Johnston Without Good

Reason (as such terms are defined in the Johnston Agreement), Mr. Johnston is entitled to any accrued but unpaid base salary, employee benefits and reimbursement of unreimbursed expenses incurred until the date of termination. In the event that Mr. Johnston is terminated by the Company for Without Cause or by Mr. Johnston for Good Reason (as such terms are defined in the Johnston Agreement), Mr. Johnston is entitled to his base salary for six months following such date of termination and all unvested stock options held by Mr. Johnston under the Company’s stock incentive plans will immediately vest. Additionally, in the event of termination without Cause by the Company or for Good Reason by Mr. Johnston within 12 months of a Change in Control (as defined in the Johnston Agreement), Mr. Johnston is entitled to a receive a lump sum payment of two times the annual base salary within 60 days following such termination and reimbursement for certain health insurance premium payments.

Stonewall Finance, LLC, of which Mr. Johnston is a partner and co-founder, and the Company previously were party to an agreement, dated October 14, 2021 and which terminated on October 22, 2022, pursuant to which Mr. Johnston had served and performed financial and accounting services for the Company and pursuant to which Mr. Johnston received cash payments from the Company of $4,000 per month.

Other Compensation

We provide standard health insurance benefits to our executive officers, on the same terms and conditions as provided to all other eligible employees. We believe these benefits are consistent with the broad-based employee benefits provided at the companies with whom we compete for talent and therefore are important to attracting and retaining qualified employees. Other than as described above, there were no post-employment compensation, pension or nonqualified deferred compensation benefits earned by our Named Executive Officers during the years ended December 31, 2022 and 2021. Beginning in 2023, the Company began offering a 401(k) retirement savings plan to all employees, which is managed by a third-party plan manager and administrator. This is offered to our executive officers on the same terms and conditions as provided to all other eligible employees. We do not have any pension or profit-sharing programs for the benefit of our directors, officers or other employees. The Board may recommend adoption of one or more such programs in the future.

Outstanding Equity Awards as of December 31, 2022

The following table provides information relating to the vested and unvested option and stock awards held by our Named Executive Officers as of December 31, 2022. Each award to each Named Executive Officer is shown separately, with a footnote describing the award’s vesting schedule. All amounts reflect the Stock Split.

	Option Awards							Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Unvested	Market Value of Shares of Units of Stock Unvested	Equity Incentive Plan Awards: Number of Unearned Unvested Shares	Equity Incentive Plan Awards: Market or Payout Value of Unearned Unvested Shares
Jonathan Kaufman,	—	—	100,000	(1)	5.00	3/31/2031	—	—	—	—
Chief Executive Officer	—	—	160,000	(2)	5.00	9/3/2031	—	—	—	—
Michael Chancellor,	—	—	100,000	(3)	5.00	3/31/2031	—	—	—	—
Chief Medical Officer	—	—	160,000	(4)	5.00	9/3/2031	—	—	—	—
Douglas Johnston, Chief Financial Officer	—	—	—		—	—	—	—	—	—

(1)	Such stock options exercisable for up to an aggregate of 100,000 shares of Common Stock were granted under the 2020 Plan and were fully vested.

(2)	Such stock options exercisable for up to an aggregate of 160,000 shares of Common Stock were granted under the 2020 Plan and vest annually in equal installments commencing on the first anniversary of the date of grant.

(3)	Such stock options exercisable for up to an aggregate of 100,000 shares of Common Stock were granted under the 2020 Plan and were fully vested upon the date of grant.

(4)	Such stock options exercisable for up to an aggregate of 160,000 shares of Common Stock were granted under the 2020 Plan and vest annually in equal installments commencing on the first anniversary of the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as described below, except compensation arrangements, during the past two fiscal years, there have been no transactions, whether directly or indirectly, between us and any of the Company’s officers, directors, beneficial owners of more than 5% of outstanding shares of Common Stock or outstanding shares of a class of voting preferred stock, or their family members, that exceeded the lesser of (i) $120,000 or (ii) one percent (1%) of the average of the Company’s total assets at year-end for the last two fiscal years, and in which any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

In August 2009 and January 2015, we issued an aggregate of $100,000 in promissory notes to our co-founder, Dr. Chancellor, of which an aggregate face value of approximately $75,000 had been outstanding immediately prior to our initial public offering (the “Chancellor Notes”). In connection with such initial public offering, the Company and Dr. Chancellor entered into a note cancellation and stock purchase agreement, pursuant to which the Chancellor Notes were cancelled and in connection therewith, Dr. Chancellor was issued an aggregate of 22,950 shares of Common Stock.

In November 2022, we issued a promissory note with a face value of $250,000 to Jonathan Kaufman, the Company’s Chief Executive Officer (the “Kaufman Note”). As of June 30, 2023, the Company has repaid all amounts outstanding under the Kaufman Note in accordance with its terms.

AUDIT COMMITTEE REPORT

The following report (the “Audit Report”) of the Board’s audit committee (the “Audit Committee”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act except to the extent the Company specifically incorporates this Audit Report by reference therein.

Role of the Audit Committee

The Audit Committee’s primary responsibilities fall into three (3) broad categories:

First, the Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside auditors about draft annual financial statements and key accounting and reporting matters.

Second, the Audit Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal, reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company, and determining whether the outside auditors are independent.

Third, the Audit Committee reviews financial reporting, policies, procedures, and internal controls of the Company.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. In overseeing the preparation of the Company’s financial statements, the Audit Committee met with management and the Company’s outside auditors, including meetings with the Company’s outside auditors without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

With respect to the Company’s outside auditors, the Audit Committee, among other things, discussed with Urish Popeck & Co., LLC, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022, matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Recommendations of the Audit Committee.  In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the U.S. Securities and Exchange Commission.

This Audit Report has been furnished by the Audit Committee of the Board.

Ryan Pruchnic, Chairman
Lori Birder
Daniel Cohen

APPROVAL OF AMENDMENT TO THE 2020 PLAN

(Proposal No. 2)

Overview

We are asking our stockholders to approve an amendment to the 2020 Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 1,000,000 shares, from 1,400,000 shares to 2,400,000 shares (the “Amendment”). No other changes to the 2020 Plan are proposed.

The Board adopted and our stockholders approved the 2020 Plan in July 2020, and the Board approved an amended and restated version of the 2020 Plan on November 10, 2022, subject to stockholder approval, which was subsequently obtained. In order to continue, as well as enhance, the effectiveness of the 2020 Plan, on October 5, 2023, the Board approved the Amendment to increase the number of shares of Common Stock authorized for issuance thereunder by 1,000,000 shares, which will not take effect without stockholder approval.

The purpose of the 2020 Plan is to encourage key employees, directors, and consultants of the Company and its subsidiaries (the “Eligible Persons”) to continue their association with the Company by providing favorable opportunities for them to participate in the ownership of the Company and its subsidiaries and in its future growth through the granting of equity ownership opportunities and incentives based on our Common Stock that are intended to align their interests with those of the Company’s stockholders. The 2020 Plan provides for awards of incentive and non-statutory stock options, restricted stock and restricted stock units, stock appreciation rights, performance shares and performance share units (collectively, the “Awards”).

The Board believes the approval of the Amendment is necessary in order to make more shares available for future Awards in any given year, in part, due to the following:

(i)	the Company has utilized all the shares available for Awards under the 2020 Plan as of June 30, 2023, and as a result, there are no shares currently available for grant under the 2020 Plan; and

(ii)	Previous long-term stock option Awards have, in large part, become fully vested. We face increasing competition from the industry in which we operate to retain our talented and experienced staff and add staff as appropriate. We believe that the additional flexibility to make additional Awards under the 2020 Plan will be effective for retention of and incentive compensation to such individuals.

The Board believes that it is in the best interests of us and our stockholders to approve the modifications to the 2020 Plan made in the Amendment and described herein. The Board believes that equity Awards assist in retaining, motivating and rewarding employees, executives and consultants by giving them an opportunity to obtain long-term equity participation in us. In addition, equity Awards are an important contributor to aligning the incentives of our employees with the interests of our stockholders.

The Board also believes equity Awards are essential to attracting new employees and retaining current employees. The Board believes that to remain competitive with other pharmaceutical companies in our long-term incentive plans, we must continue to provide employees with the opportunity to obtain equity in us and that an inability to offer equity incentives to new and current employees would put us at a competitive disadvantage in attracting and retaining qualified personnel. Our Named Executive Officers and directors have an interest in this proposal because they are expected to receive additional Awards under the 2020 Plan if the Amendment is approved at the Annual Meeting.

The full text of the proposed Amendment is attached to this Proxy Statement as Appendix A.

Summary of the 2020 Plan and Amendment

The following paragraphs provide a summary of the principal features of the 2020 Plan and its operation. The following summary is qualified in its entirety by reference to the 2020 Plan, as previously filed as an exhibit to our Form S-8 registration statement, as amended, filed with the SEC, as well as the proposed Amendment as set forth in Appendix A.

Share Reserve. An aggregate of 1,000,000 shares of Common Stock were originally authorized for issuance under the 2020 Plan. In 2022, the Board and stockholders approved the amended and restated 2020 Plan, and we effected the Stock

Split in connection with our initial public offering. As a result, an aggregate of 1,400,000 shares are currently authorized, all of which have been granted. As of September 30, 2023, options to purchase an aggregate of 1,400,000 shares of our Common Stock at exercise prices ranging from $2.19 to $5.00 per share, with a weighted-average exercise price of $3.93 per share, were outstanding under the 2020 Plan, with no shares of our Common Stock remaining available for future issuance. Unissued shares subject to Awards that expire, are forfeited, or are cancelled will again become available for issuance under the 2020 Plan.

Administration. The Board, or a committee thereof, has administered the 2020 Plan since its adoption; however, following our initial public offering, the Compensation Committee has administered the 2020 Plan. The Compensation Committee has complete discretion to make all decisions relating to the 2020 Plan and outstanding Awards.

Eligibility. Key employees, directors and consultants and other persons who render services of special importance to our management, operation or development are eligible to participate in the 2020 Plan. However, only employees are eligible to receive incentive stock options.

Types of Awards. The 2020 Plan provides for the following types of Awards granted with respect to shares of our Common Stock:

●	incentive and non-statutory stock options to purchase shares of our Common Stock;

●	stock appreciation rights to purchase shares of our Common Stock;

●	restricted stock units to acquire our Common Stock;

●	direct award or sale of shares of our Common Stock, including restricted shares; and

●	other Common Stock based awards.

Options. The exercise price for options granted under the 2020 Plan is determined by the Compensation Committee but may not be less than 100% of the fair market value of our Common Stock on the grant date. In the case of a more than ten percent stockholder, incentive stock options must have an exercise price that is at least 110% of the fair market value of our Common Stock as of the date the option is granted.

Optionees may pay the exercise price in cash or cash equivalents or by one, or any combination of, the following forms of payment, as permitted by the administrator in its sole discretion:

●	surrender of shares of Common Stock that the optionee already owns;

●	except in the case of our executive officers or directors, delivery of a recourse promissory note, with the option shares pledged as security (along with other security as required by the Compensation Committee) against the principal and accrued interest on the note;

●	an immediate sale of the option shares through a company-approved broker, if the shares of our Common Stock are publicly traded;

●	in the case of a nonqualified stock option, surrender of a number of vested shares subject to the option having an aggregate fair market value no greater than the aggregate exercise price, or the sum of such exercise price plus all or a portion of the amount required to be withheld under applicable law; or

●	other methods permitted by the Delaware General Corporate Law (the “DGCL”).

Options vest as determined by the administrator. In general, we have granted options that vest over a three-year period. Options expire at the time determined by the Compensation Committee, but in no event more than ten years after they are granted (five years in the case of incentive stock options granted to a more than ten percent stockholder), and generally expire earlier if the optionee’s service terminates.

Stock Appreciation Rights. The exercise price for stock appreciation rights granted under the 2020 Plan is determined by the Compensation Committee but may not be less than 100% of the fair market value of our Common Stock on the grant date. Stock appreciation rights may be settled in cash or our shares of Common Stock, as determined by the Compensation Committee at the time of grant. A recipient may pay the exercise price in cash or cash equivalents or by one, or any combination of, the following forms of payment, as permitted by the administrator in its sole discretion:

●	surrender of shares of Common Stock that the recipient already owns;

●	except in the case of our executive officers or directors, delivery of a recourse promissory note, with the stock appreciation right shares pledged as security (along with other security as required by the Compensation Committee) against the principal and accrued interest on the note;

●	an immediate sale of the stock appreciation right shares through a company-approved broker, if the shares of our Common Stock are publicly traded;

●	surrendering a number of vested shares subject to the stock appreciation right having an aggregate fair market value no greater than the aggregate exercise price, or the sum of such exercise price plus all or a portion of the amount required to be withheld under applicable law; or

●	other methods permitted by the DGCL.

Stock appreciation rights vest as determined by the administrator. We have not granted any stock appreciation rights under the 2020 Plan.

Restricted Stock Units. Restricted stock units (a promise to deliver a number of our shares of Common Stock at a future date) may be awarded under the 2020 Plan. Restricted stock units may vest based on time or performance goals and may settle in cash or Common Stock, with or without a purchase price, in each case as determined by the Compensation Committee. We have not granted any restricted stock units under the 2020 Plan.

Restricted Shares. Restricted shares may be awarded or sold under the 2020 Plan in return for cash or cash equivalents or, as permitted by the Compensation Committee in its sole discretion, in exchange for services rendered to us, by delivery of a full-recourse promissory note (except in the case of our executive officers or directors) or through any other means permitted by applicable law. Restricted shares may vest based on time or performance, as determined by the Compensation Committee. We have not granted any restricted shares under the 2020 Plan.

Corporate Transactions. In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution on our Common Stock other than an ordinary cash dividend, the Compensation Committee shall make equitable adjustments to Awards as it, in its sole discretion, deems appropriate. If we (i) merge or consolidate with another entity and our Common Stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (ii) transfer or dispose of all of our Common Stock for cash, securities or other property pursuant to a share exchange or other transaction, (iii) sell or otherwise dispose of all or substantially all of our assets, or (iv) liquidate or dissolve (each, a “Reorganization Event”), then the Compensation Committee may provide for any combination of the following:

●	the continuation, assumption or substitution of substantially equivalent awards by the succeeding entity or its affiliate;

●	after notice, provide that all unvested or unexercised Awards will terminate immediately prior to the Reorganization Event unless exercised within a specific period;

●	provide for the accelerated vesting, exercisability, and/or delivery, as applicable, immediately prior to the Reorganization Event;

●	provide for a cash payment equivalent to what a holder of Common Stock would receive as a result of the Reorganization Event with respect to the vested portion of the Award (less any exercise price or other amount paid, and any applicable withholdings) in exchange for a cancellation of the Award; and/or;

●	in the event there is a liquidation or dissolution of the Company, provide that the vested portion of the Award be converted into a right to receive liquidation proceeds (less any exercise price or other amount paid, and any applicable withholdings).

The Compensation Committee is not obligated to treat all Awards in the same manner. The Compensation Committee has the discretion, at any time, to provide that an Award under the 2020 Plan will vest on an accelerated basis in connection with a corporate transaction or to amend or modify an Award so long as such amendment or modification is not inconsistent with the terms of the 2020 Plan or would not result in the impairment of a participant’s rights without the participant’s consent.

Amendments or Termination. The Compensation Committee may at any time amend, suspect or terminate the 2020 Plan, subject to stockholder approval in the case of an amendment requiring stockholder approval under the Internal Revenue Code of 1986 (the “Code”), any rule of a stock exchange on which the Company’s securities are listed or any other applicable law. The 2020 Plan will terminate automatically ten years after the date on which the most recent amendment and restatement of such plan became effective, unless terminated earlier pursuant to its terms.

Federal Tax Aspects

The following summary is a brief discussion of certain federal income tax consequences to U.S. taxpayers and to the Company of Awards granted under the 2020 Plan. This summary is not intended to be a complete discussion of all the federal income tax consequences of the 2020 Plan or of all the requirements that must be met in order to qualify for the tax treatment described below. The following summary is based upon the provisions of U.S. federal tax law in effect on the date hereof, which is subject to change (perhaps with retroactive effect) and does not constitute tax advice. In addition, because tax consequences may vary, and certain exceptions to the general rules discussed in this summary may be applicable, recipients of Awards and persons eligible to receive Awards are encouraged to consult with their own advisors.

Tax consequences of nonqualified stock options and stock appreciation rights. In general, an employee, director or consultant will not recognize income at the time of the grant of nonqualified stock options or stock appreciation rights under the 2020 Plan. When the holder exercises the stock option or stock appreciation right, he or she generally will recognize compensation income for federal income, Social Security, Medicare and Additional Medicare tax purposes equal to the excess, if any, of the fair market value (determined on the day of exercise) of the shares of the Common Stock received (or cash equivalent) over the exercise price. The tax basis of such shares will be equal to the exercise price paid plus the amount of compensation income recognized at the time of the exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualified stock option or stock appreciation right, the holder will have taxable capital gain or loss, measured by the difference between the amount realized on the sale or exchange and the tax basis of the shares. The capital gain or loss will be short-term or long-term depending on the holding period of the shares sold. If a stock appreciation right is settled in cash, the amount received will be taxed as compensation income. We receive no tax deduction on the grant of a nonqualified stock option, but we are entitled to a tax deduction when a holder recognizes ordinary compensation income on exercise of the option, in the same amount as the income recognized by the holder.

Tax treatment of incentive stock options. Generally, a holder incurs no federal income tax liability on either the grant or the exercise of an incentive stock option, although a holder will generally have taxable income for alternative minimum tax purposes at the time of exercise equal to the excess of the fair market value of the Common Stock subject to the option over the exercise price. Provided that the Common Stock is held for at least one year after the date of exercise of the option and at least two years after its date of grant, any gain realized on a subsequent sale of the Common Stock will be taxed as long-term capital gain. If the Common Stock is disposed of within a shorter period of time, the holder will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the stock on the date of exercise (or the sale price of the shares sold, if less) over the exercise price. We receive no tax deduction on the grant or exercise of an incentive stock option, but we are entitled to a tax deduction if the holder recognizes ordinary compensation income on account of a premature disposition of shares acquired on exercise of an incentive stock option, in the same amount and at the same time as the holder recognizes income.

Tax consequences of stock Awards. In general, the recipient of an Award of our Common Stock without restrictions will recognize compensation income at the time the shares of Common Stock are awarded in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock received over the amount, if any, the recipient paid in exchange for the shares of Common Stock. In the case of a restricted stock award (such that the shares are subject to vesting or other restrictions), the recipient generally will not recognize income until the shares of Common Stock become vested or the restrictions otherwise lapse, at which time the recipient will recognize compensation income equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of vesting (or the date of the lapse of a restriction) less the amount, if any, that the recipient paid in exchange for the shares of Common Stock. If the shares of Common Stock are forfeited under the terms of the restricted stock award, the recipient will not recognize compensation income and will not be allowed an income tax deduction with respect to the forfeiture.

A recipient may file an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days of the recipient’s receipt of the restricted stock to recognize compensation income, as of the date of transfer, equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of transfer less the amount, if any, that the recipient paid in exchange for the shares of Common Stock. If a recipient makes a Section 83(b) election, then the recipient will not otherwise be taxed in the year the vesting or restriction lapses, and, if the restricted stock award is forfeited, the recipient will not be allowed an income tax deduction for the compensation income recognized. (A loss is allowed with respect to any amount paid.) If the recipient does not make a Section 83(b) election, dividends paid to the recipient on the shares of Common Stock prior to the date the vesting or restrictions lapse will be treated as compensation income. All such taxable amounts are deductible by us at the time and in the amount of the ordinary compensation income recognized by the holder.

The recipient’s tax basis for the determination of gain or loss upon the subsequent disposition of shares of Common Stock acquired as restricted stock awards will be the amount paid for the shares plus the amount of compensation income recognized in connection with the Award.

Tax consequences of restricted stock units. A recipient of a restricted stock unit is taxed when the shares are delivered (generally at vesting), rather than the date of grant. (Deferred delivery of shares after vesting may implicate Section 409A of the Internal Revenue Code.) The recipient is taxed on compensation income measured by the cash received or the difference between the amount paid (if any) and the fair market value of the Common Stock at settlement. If the recipient receives actual shares at settlement, the holding period will begin at settlement and the tax basis will be equal to the sum of the cash, if any, paid plus the amount of compensation income recognized at vesting. Dividend equivalents (if offered) will be taxed as additional compensation income at settlement. All such taxable amounts are deductible by us at the time and in the amount of the ordinary compensation income recognized by the holder.

Additional Federal Tax. A recipient may be required to pay a 3.8% Medicare tax with respect to net investment income, including dividends on and gains from the sale or other disposition of Common Stock, to the extent that total adjusted income exceeds applicable thresholds.

Withholding and other consequences. All compensation income of a recipient with respect to an Award will be subject to appropriate federal, state and local income and employment tax withholding.

Tax effect for the Company. We are generally entitled to an income tax deduction in connection with an Award under the 2020 Plan in an amount equal to the compensation income recognized by a recipient at the time the recipient recognizes such income, subject to the limitation on the deduction of executive compensation under Section 162(m) of the Internal Revenue Code in the case of certain executives. Section 162(m) of the Internal Revenue Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the principal executive officer, the principal financial officer and the three other most highly compensated executive officers. In addition, each person covered by Section 162(m) of the Code for a particular year remains subject to the $1,000,000-limit in subsequent years, even if not included in that group for the year. It is expected that certain of our compensation arrangements will result in non-deductible compensation when the total exceeds $1,000,000. Nevertheless, the deductibility of compensation is but one of the critical factors in the design and implementation of any compensation arrangement, and the Compensation Committee and our Compensation Committee reserve the right to pay nondeductible compensation when appropriate.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON RECIPIENTS OF AWARDS UNDER THE 2020 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A RECIPIENT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY STATE OR FOREIGN COUNTRY IN WHICH THE RECIPIENT MAY RESIDE. THE FOREGOING SUMMARY IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, TO AVOID PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER.

Vote Required and Recommendation

Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, Bylaws or applicable Delaware law), the affirmative vote of a majority of the shares of Common Stock present and entitled to vote on the matter will be required for approval. Accordingly, the affirmative vote of a majority of the shares of Common Stock cast and entitled to vote on the matter will be required to approve the Amendment.

Abstentions will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast and therefore will not be counted for purposes of determining whether Proposal No. 2 has been approved. Since broker non-votes are not entitled to vote on Proposal No. 2, broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum but will not be counted for purposes of determining whether Proposal No. 2 has been approved.

At the Annual Meeting a vote will be taken on a proposal to approve the Amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Proposal No. 3)

Urish Popeck & Co., LLC (“Urish”) has served as our independent registered public accounting firm since 2020 and has been appointed by the Audit Committee to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

At the Annual Meeting, the stockholders will vote on a proposal to ratify this selection of Urish as our independent registered public accounting firm. If this ratification is not approved by the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, the Board will reconsider its selection of Urish as our independent registered public accounting firm.

Urish has no interest, financial or otherwise, in our Company. We do not currently expect a representative of Urish to physically attend the Annual Meeting, however, it is anticipated that an Urish representative will be available to participate in the Annual Meeting via telephone in the event he or she wishes to make a statement, or in order to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents aggregate fees for professional services rendered by Urish for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2022 and 2021.

	2022	2021
Audit fees(1)	$92,397	$64,630
Audit-related fees(2)	—	—
Tax fees(3)	9,554	6,208
All other fees	—	—
Total	$101,951	$70,838

(1) “Audit fees” include fees for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements and advisory services on accounting matters that were addressed during the annual audit and quarterly review. This category also includes fees for services that were incurred in connection with statutory and regulatory filings or engagements, such as consents and review of documents filed with the SEC.

(2) “Audit-related fees” include fees billed for professional services rendered that are reasonably related to the performance of the audit or review of our financial statements, including subscription for the online library of accounting research literature and are not reported under “Audit Fees”.

(3) “Tax fees” include fees for tax compliance. Tax compliance fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters, and assistance with tax audits.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountant

Our Audit Committee pre-approves all audit and non-audit services provided by our independent auditors prior to the engagement of such independent auditors with respect to such services. The chairman of our Audit Committee has been delegated the authority by the Audit Committee to pre-approve interim services by our independent auditors other than the annual audit. The chairman of our Audit Committee must report all such pre-approvals to the entire Audit Committee at the next committee meeting.

Vote Required and Recommendation

Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, Bylaws or applicable Delaware law), the affirmative vote of a majority of the shares of Common Stock cast by holders of the shares of Common Stock present and entitled to vote on the matter will be required for approval. Accordingly, the affirmative vote of a majority of the shares of Common Stock cast and entitled to vote will be required to ratify the Board’s selection of Urish as our independent registered public accountants for the fiscal year ending December 31, 2023. If this ratification is not approved by the requisite vote of the stockholders, in person or by proxy, and voting on the matter, the Board will reconsider its selection of Urish as our independent registered public accounting firm.

Abstentions will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast and therefore will not be counted for purposes of determining whether Proposal No. 3 has been approved. Broker non-votes are entitled to vote on Proposal No. 3 and will be counted for purposes of determining the presence or absence of a quorum.

At the Annual Meeting a vote will be taken on a proposal to ratify the selection of Urish Popeck & Co., LLC as our independent registered public accountants for the fiscal year ending December 31, 2023.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION
OF THE SELECTION OF URISH POPECK & CO., LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

FUTURE STOCKHOLDER PROPOSALS

Any stockholder who desires to submit nominations for the election to the Board for the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), or any stockholder who desires to include proposals in the Company’s 2024 Annual Meeting proxy materials pursuant to Rule 14(a)-8 under the Exchange Act, for business other than nominations for the election to the Board of Directors, must deliver written notice to the secretary of the Company at the principal executive offices of the Company no later than August 23, 2024, which is 90 calendar days prior to the anniversary of the date of the Annual Meeting, and no earlier than July 24, 2024, which is 120 calendar days prior to the anniversary of the date of the Annual Meeting, provided that in the event that the date of the 2024 Annual Meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the Annual Meeting, or if no annual meeting was held in the preceding year, such notice must be received no earlier than 120 calendar days prior to the date of the 2024 Annual Meeting and no later than the close of business on the later of (i) the 90th day prior to the 2024 Annual Meeting and (ii) the 10th day following the day on which notice of the date of the 2023 Annual Meeting was mailed or public announcement of the date of such meeting is first made, whichever first occurs.

EXPENSES AND SOLICITATION

We will bear the costs of printing and mailing proxies. In addition to soliciting stockholders by mail or through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have shares of our Common Stock registered in the name of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders following the original solicitation.

OTHER BUSINESS

Information About Our Executive Officers

Our executive officers are:

Name	Age	Position
Jonathan Kaufman	57	President, Chief Executive Officer, Secretary and Treasurer and Chairman of the Board of Directors
Michael Chancellor	66	Chief Medical Officer and Director
Douglas Johnston	39	Chief Financial Officer

Biographical information about Jonathan Kaufman and Michael Chancellor appears above on page 11.

Douglas Johnston, CPA, Chief Financial Officer

Douglas Johnston, CPA, has served as the Company’s Chief Financial Officer since November 9, 2022, and previously served in a similar capacity as the Company’s Vice President of Finance since October 2021. Mr. Johnston has more than 15 years of experience, including working with global pharmaceutical companies and early-stage pharmaceutical and technology companies. Most recently, Mr. Johnston served as the chief financial officer of Apogee IT Services (“Apogee”) from 2017 to 2021. Prior to Apogee, Mr. Johnston served from 2015 to 2017 as senior manager of finance for Mylan N.V. (specialty division), a global generic and specialty pharmaceuticals company, director of finance from 2013 to 2015 at Forever, Inc., a digital archive and internet storage company, assistant controller from 2011 to 2013 at Kadmon Corporation, a biopharmaceutical company that discovers, develops and markets transformative therapies for unmet medical needs and is a subsidiary of Sanofi S.A. (Nasdaq: SNY), and prior to that, he served as an audit manager at Deloitte Touche Tohmatsu Limited. Also, Mr. Johnston is the co-founder of Stonewall Finance, LLC. Mr. Johnston received a bachelor’s degree in accounting from Washington and Jefferson College, is a certified public accountant licensed in Pennsylvania, and is an active member of the American Institute of Certified Public Accountants.

Significant Employees

Michele Gruber has served in various roles for the Company since 2009 and currently serves as the Company’s Director of Operations, a position she has held since March 2010. She has participated in the development of multiple Company product candidates for the treatment of urologic diseases, as well as the design and conduct of urologic clinical trials. Mrs. Gruber’s early work in the chemistry field included development of calibration standards for a Macromizer MALDI-TOF mass spectrometry as well as analytical work in the biofuels industry. Mrs. Gruber was responsible for the development of GMP manufacturing and validation and stability testing of LP-10 and has been similarly responsible for LP-310 in this regard, including preparation of the related IND package. Mrs. Gruber holds a Bachelor’s degree in Chemistry from Carnegie Mellon University.

Janet Okonski has served as the Company’s Director of Clinical Operations since August 2021, where she is responsible for the Company’s clinical trial data management as well as communications with the Company’s clinical trial sites and clinical research vendors, including medical monitoring, clinical laboratories for body-fluid analysis, safety monitoring and overall data management. For more than twenty years prior, she was employed as a clinical research director at the University of Pittsburgh’s Department of Urology. Mrs. Okonski has experience managing over 40 clinical trials in all phases of research, including translational clinical research, and her experience also includes participating in clinical trial design and budgeting, preparing FDA regulatory submissions (including IND applications) and clinical trial subject recruitment, retention and data collection. Mrs. Okonski holds a Bachelor’s degree from Indiana University of Pennsylvania.

Other Matters Brought Before the Meeting

The Board knows of no other items that are likely to be brought before the Annual Meeting except those that are set forth in the Notice of Internet Availability. If any other matters properly come before the Annual Meeting, the persons designated on the enclosed proxy will vote in accordance with their judgment on such matters.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent (10%) of the Common Stock to file with the SEC the initial reports of ownership and reports of changes in ownership of Common Stock. Such executive officers, directors and stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Specific due dates for such reports have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file such reports by such dates during fiscal year ended December 31, 2022. During such fiscal year, we believe that all reports required to be filed by such persons pursuant to Section 16(a) were filed on a timely basis, with the exception of the reports listed in the table below:

Name	Number of Late Reports	Description
David Battleman(1)	1	Dr. Battleman’s Form 3 was not filed on a timely basis.
Michael Chancellor	1	Dr. Chancellor’s Form 3 was not filed on a timely basis.
Douglas Johnston	1	Mr. Johnston’s Form 3 was not filed on a timely basis.
Jonathan Kaufman	1	Dr. Kaufman’s Form 3 was not filed on a timely basis.
Byong (Christopher) Kim	1	Dr. Kim’s Form 3 was not filed on a timely basis.
Ryan Pruchnic	1	Mr. Pruchnic’s Form 3 was not filed on a timely basis.
Naoki Yoshimura	1	Dr. Yoshimura’s Form 3 was not filed on a timely basis.

(1) Dr. David Battleman was a member of the Board as of December 31, 2022.

ADDITIONAL INFORMATION

Stockholders Entitled to Vote

The Common Stock is the only class of voting securities outstanding and entitled to vote at the Annual Meeting. As of 5:00 p.m. Eastern Time on the Record Date, 5,803,956 shares of Common Stock, were outstanding and entitled to vote. Each share is entitled to one vote on each matter.

How to Vote

Your vote is very important no matter how many shares of Common Stock you own. Whether or not you plan to attend the virtual Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/LIPO2023, we urge you to vote your shares of Common Stock today.

Instructions regarding each method of voting are provided in the Notice of Internet Availability and stockholders can access proxy materials and vote at www.proxyvote.com. If you desire to submit your vote by mail, you may request a paper proxy card at any time on or before November 7, 2023. If you desire to submit your vote via internet or telephone, follow the instructions at www.proxyvote.com and use the stockholder identification number provided in the Notice of Internet Availability.

Stockholders may vote their shares and submit questions while connected to the Annual Meeting on the Internet. Each stockholder desiring to do so will need the 16-digit control number included on the Notice of Internet Availability mailed to such stockholder.

If You Are a Registered Holder of Common Stock

If you are a registered holder of shares of Common Stock, you may vote such shares either by voting by proxy in advance of the Annual Meeting or by voting at the virtual Annual Meeting while connected to the virtual Annual Meeting on the internet. By submitting a proxy (on a proxy card or in the manner provided on the website listed in the Notice of Internet Availability), you are legally authorizing another person to vote your shares on your behalf. If you submit your executed proxy card or submit a proxy in the manner provided on the website listed in the Notice of Internet Availability, unless you direct otherwise, your shares will be voted in accordance with the Board’s recommendations set forth in this Proxy Statement, and if any other matters are brought before the Annual Meeting (other than the proposals contained in this Proxy Statement), then the individuals listed on the proxy will have the authority to vote your shares on those other matters in accordance with their discretion and judgment.

In case a quorum is not present at the Annual Meeting, the chairman of the Annual Meeting or the holders of a majority of the voting power of the shares of Common Stock present at the Annual Meeting or represented by proxy, and cast at the Annual Meeting, may adjourn the Annual Meeting (without notice other than announcement of adjournment at the Annual Meeting) to another time or to another time and place.

Whether or not you plan to attend the virtual Annual Meeting, we urge you to promptly vote over the internet, by mail or by telephone in the manner provided on the website listed in the Notice of Internet Availability or by completing and returning a proxy card. If you later decide to vote while connected to the Annual Meeting on the internet, the vote you cast at the virtual Annual Meeting will automatically revoke any previously submitted proxy.

Revocability of Proxies

Any stockholder may revoke a submitted proxy by (i) filing a later-dated proxy or a written notice of revocation via internet at any time before the original proxy is exercised or (ii) attending the Annual Meeting via internet and voting.

Please note, however, that only your last dated proxy will be counted, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting, as described in this Proxy Statement.

If your shares of Common Stock are held in the name of a brokerage firm, bank, nominee or other institution, and you have instructed your brokerage firm, bank, nominee or other institution to vote such shares, you must follow the instructions received from your brokerage firm, bank, nominee or other institution to change your voting instruction. Please contact your custodian for detailed instructions on how to revoke your voting instruction and the applicable deadlines.

Information Regarding the Company

Our principal executive offices are located at 7800 Susquehanna St., Suite 505, Pittsburgh, PA.

The Company’s website address, www.lipella.com, is included in this Proxy Statement as a textual reference only, and the information in the Company’s website is not incorporated by reference into this Proxy Statement.

Notice Regarding the Availability of Proxy Materials

In accordance with rules and regulations of the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, the Company may furnish proxy materials via the internet. Accordingly, all of the Company’s stockholders will receive a Notice of Internet Availability, which will be mailed on or about October 10, 2023.

On the date of mailing the Notice of Internet Availability, stockholders will be able to access all of the proxy materials at www.proxyvote.com. If you receive a Notice of Internet Availability and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability. The proxy materials will be available free of charge, and the Notice of Internet Availability will provide instructions as to how stockholders may access and review all of the important information contained in the proxy materials over the internet or through other methods specified on the website listed in the Notice of Internal Availability and instructions as to how they may request a paper or email copy of the proxy card. The website listed in the Notice of Internal Availability contains internet and telephone voting instructions for stockholders as to how they may request a paper or email copy of the proxy card.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this Proxy Statement the information that we file with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to such information. Information that is incorporated by reference is considered to be part of this Proxy Statement. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this Proxy Statement, and will be considered to be a part of this Proxy Statement from the date such information is filed. We have filed with the SEC and incorporate by reference in this Proxy Statement, except as superseded, supplemented or modified by this Proxy Statement, the documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 12, 2023;

●	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed with the SEC on August 14, 2023;

●	our Current Reports on Form 8-K filed with the SEC on March 27, 2023, June 1, 2023, June 23, 2023, August 2, 2023, August 8, 2023, and September 11, 2023; and

●	the description of our Common Stock contained in (i) our Registration Statement on Form 8-A, filed with the SEC on December 19, 2022, pursuant to Section 12(b) of the Exchange Act and (ii) Exhibit 4.2—Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023.

We also incorporate by reference into this Proxy Statement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the Annual Meeting (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this Proxy Statement is deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

You may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including exhibits, and of other documents incorporated by reference herein, without charge, upon the written or oral request of such documents. Requests should be directed to:

Lipella Pharmaceuticals Inc.

7800 Susquehanna St., Suite 505

Pittsburgh, PA 15208

(412) 901-0315

 info@lipella.com

Copies of these filings are also available on our website at www.lipella.com.

Proxies may be solicited by directors, executive officers, and other employees of the Company in person or by telephone or mail only for use at the Annual Meeting or any adjournment thereof. The Company has retained Broadridge Financial Solutions to assist with the solicitation of proxies for a project management fee of $8,000, plus reimbursement for out-of-pocket expenses. All solicitation costs will be borne by the Company.

October 10, 2023	By Order of the Board of Directors,

/s/ Jonathan Kaufman
Jonathan Kaufman
President, Chief Executive Officer and Chairman of the Board

Appendix A

 Form of

Amendment to the 2020 Plan

AMENDMENT TO

LIPELLA PHARMACEUTICALS INC.

AMENDED AND RESTATED 2020 STOCK INCENTIVE PLAN

Pursuant to Section 14 of the Lipella Pharmaceuticals Inc. amended and restated 2020 stock incentive plan (the “2020 Plan”), the board of directors (the “Board”) of Lipella Pharmaceuticals Inc. (the “Corporation”) hereby amends the 2020 Plan (the “Amendment”), subject to the approval of the Corporation’s stockholders. This Amendment is effective as of the date of stockholder approval.

1.	Section 3 of the Plan is hereby amended and restated in its entirety to read as follows:

“3. STOCK SUBJECT TO THE PLAN

The total number of shares of the Company’s Common Stock, $.0001 par value per share (“Common Stock”), that may be subject to an Award under the Plan is 2,400,000. Shares of Common Stock underlying Awards that fail to settle, vest or be fully exercised prior to expiration or other termination shall again become available for grant under the terms of the Plan.

Each reference to a number of shares of Common Stock in this Section 3 shall be subject to adjustment in accordance with the provisions of Section 11.”Except as hereinabove amended, the provisions of the 2020 Plan shall remain in full force and effect.

2.	This Amendment was adopted by the Board on October 5, 2023 and is subject to approval by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present or by an action by written consent within twelve (12) months of the date the Amendment was adopted by the Board.

3.	To record the adoption of this Amendment, the Corporation has caused an authorized officer to affix the Corporation name hereto.

LIPELLA PHARMACEUTICALS INC.

By:
Name: Jonathan Kaufman
Title: Chief Executive Officer

LIPELLA PHARMACEUTICALS, INC. 7800 SUSQUEHANNA ST., SUITE 505 PITTSBURGH, PA 15208

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/LIPO2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

	V24285-Z86231	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIPELLA PHARMACEUTICALS INC.

The Board of Directors recommends that you vote as follows: “FOR” the election of the seven nominees to the Board of Directors; “FOR” Proposals 2, and 3.

1.	Election of Directors of the Company

	Nominees:	For	Withhold

1a. Jonathan Kaufman

1b. Michael Chancellor

1c. Lori Birder

1d. Daniel Cohen

1e. Byong (Christopher) Kim

1f. Ryan Pruchnic

1g. Naoki Yoshimura

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

		For	Against	Abstain

2.	The approval of amendment to the Company’s 2020 Stock Incentive Plan to increase the number of shares of common stock, par value $0.0001 per share (the “Common Stock”), authorized for issuance thereunder by 1,000,000 shares, from 1,400,000 shares to 2,400,000 shares.

3.	Ratification of the appointment of Urish Popeck & Co., LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2023.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be held on November 21, 2023, at 10:00 a.m. ET:

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at:

www.proxyvote.com

 V24286-Z86231

PROXY

LIPELLA PHARMACEUTICALS, INC.

Lipella Pharmaceuticals, Inc.

7800 Susquehanna St., Suite 505

Pittsburgh, PA 15208

(412) 901-0315

Your vote is important

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD LIVE VIA THE INTERNET – PLEASE VISIT
www.virtualshareholdermeeting.com/LIPO2023

The undersigned hereby appoints Dr. Jonathan Kaufman as the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of Lipella Pharmaceuticals, Inc. held of record by the undersigned on September 27, 2023, at the 2023

Annual Meeting of Stockholders to be held on November 21, 2023, at 10:00 a.m. ET to be held live via the internet at

www.virtualshareholdermeeting.com/LIPO2023, and at any adjournments thereof.

Any and all proxies heretofore given are hereby revoked.

When properly executed, this proxy will be voted as designated by the undersigned.

In his discretion, the proxy is authorized to vote upon such other business that may properly come before the Annual Meeting of Stockholders.

Continued and to be signed on reverse side